UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
January 25, 2011
SPARTECH CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5911 (Commission File Number)	43-0761773 (I.R.S. Employer Identification No.)
120 S. Central Avenue, Suite 1700
Clayton, Missouri 63105
(Address of principal executive offices) (Zip Code)
(314) 721-4242
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

SPARTECH CORPORATION
FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 20, 2011, Michael L. Marcum resigned as Senior Vice President, Color & Specialty Compounds of Spartech Corporation (the “Company”). Ms. Victoria M. Holt, President and Chief Executive Officer, will assume Mr. Marcum’s responsibilities on an interim basis until the Company fills such position. Mr. Marcum’s resignation will be treated as a termination without “Cause” as defined in his Severance and Noncompetition Agreement (the “Agreement”). Under his Agreement, in the event of termination without “Cause,” Mr. Marcum will receive payments over a 12 month period equal in total to the sum of (i) 12 months’ base salary, at the highest rate paid in the preceding three years (which rate is $290,000 per year), and (ii) his average annual bonus awarded in the preceding three fiscal years (which average is $55,823). His severance agreement provides for continuing confidentiality obligations and includes noncompetition and nonsolicitation provisions that are effective for one year following his resignation.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTECH CORPORATION
Date January 25, 2011	By:	/s/ Rosemary L. Klein
Rosemary L. Klein
Senior Vice President, General Counsel and Corporate Secretary Spartech Corporation